UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 6, 2012

Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 8.01    Other Events

On February 6, 2012, Schweitzer-Mauduit International Inc. (SWM) provided an update to the initial decision rendered on February 1, 2012 by Administrative Law Judge Gildea in the International Trade Commission (ITC) action filed by SWM under Section 337 (b) of the Tariff Act of 1930. After SWM's review of the full, non-public, initial decision issued by Judge Gildea, the Company believes certain errors of fact and law warrant petitioning the full ITC for review.

The ITC's initial decision found that SWM's Claims 36, 43, and 45 of United States Patent No. 6,725,867 and Claims 1-6, 10-18, and 22-25 of United States Patent No. 5,878,753 were not infringed by Julius Glatz, LIPtec and KneX Worldwide. SWM has instructed its counsel to file a petition for review with the ITC, expected to be made within the 12 days of the initial decision as required by the ITC.

The press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated February 6, 2012, of Schweitzer-Mauduit International, Inc. announcing update to International Trade Commission's initial decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Mark A. Spears
Mark A. Spears
Chief Financial Officer

Dated: February 6, 2012

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated February 6, 2012

INDEX TO EXHIBITS

Exhibit No.                    Description
_________    _____________________________________________________________________

99.1	Press Release, dated February 6, 2012, of Schweitzer-Mauduit International, Inc. announcing update to International Trade Commission's initial decision.

Dated: February 6, 2012